  As filed with the Securities and Exchange Commission on May 27, 1999.
                                             Registration No. 333-____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                              _____

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                              _____

                         BP Amoco p.l.c.
     (Exact name of registrant as specified in its charter)

            England                            None
(State or other jurisdiction of   (I.R.S. Employer Identification
         incorporation                         No.)
        or organization)
                         Britannic House
                        1 Finsbury Circus
                    London EC2M 7BA, England
            (Address of principal executive offices)
            The BP America Capital Accumulation Plan

                       The DirectSave Plan

             The BP America Partnership Savings Plan

           The BP America Savings and Investment Plan

                 The BP Amoco Share Option Plan

                     (Full titles of plans)

                        Robert D. Agdern
               Vice President and General Counsel
                         BP America Inc.
                      200 E. Randolph Drive
                        Chicago, Illinois
                         (312) 856-6111
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
                                Proposed
                                Maximum     Proposed
Title of                        Offering    Maximum
Securities           Amount      Price      Aggregate    Amount of
To be                 to be       Per       Offering    Registration
Registered          Registered   Share(2)    Price(2)      Fee(2)

Ordinary Shares (1)  50,000,000   $108 1/8  $901,041,667  $250,490

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to certain of the employee benefit plans described herein.

(2)   Estimated  solely  for  the  purposes  of  calculating  the registration fee. Such estimate has been computed in accordance with Rule 457(h) based on the average of the high and low sales prices on the New York Stock Exchange Composite Tape on May 20, 1999 for American Depositary Shares of BP Amoco p.l.c., each of which represents six Ordinary Shares.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents By Reference.

      The reports listed below have been filed with or furnished to the Securities Exchange Commission (the "Commission") by BP Amoco p.l.c., formerly The British Petroleum Company p.l.c. ("BP Amoco"), and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

     - BP  Amoco's Annual Report on Form 20-F for the year  ended
       December 31, 1998.

     - BP  Amoco's  Registration  Statement  on  Form  8-A  filed
       December 31, 1998 (File No. 1-6262).

      In  addition, all filings on Form 20-F filed  by  BP  Amoco pursuant to the Securities Exchange Act of 1934 and, to the extent designated therein, Reports on Form 6-K filed by BP Amoco, after the date of this Registration Statement and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing or furnishing such documents or reports.

      The following reports have been filed with or furnished to the Commission by the following plans, and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished: The Annual Reports on Form 11-K of The BP America Capital Accumulation Plan and The BP America Savings and Investment Plan for the year ended December 30, 1997, and The DirectSave Plan and The BP America Partnership Savings Plan for the year ended December 31, 1997 (collectively, the "BP Savings Plans").

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Counsel.

      The validity of the Ordinary Shares registered herein has been passed upon by Peter B.P. Bevan, Group General Counsel of BP Amoco. The validity of the plan interests in the BP Savings Plans has been passed upon by Robert D. Agdern, Vice President and General Counsel of BP America Inc.

Item 6.   Indemnification of Directors and Officers.

     Article 137 of BP Amoco's Articles of Association provides:

      "Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office."

     Section 310 of the Companies Act 1985 (as amended by Section
137 of the Companies Act 1989) provides as follows:

"310 - Provisions exempting officers and auditors from liability.

(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2) Except as provided by the following subsection, any such provision is void.

(3)  This section does not prevent a company

     (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

     (b) from indemnifying any such officer or auditor against any liability incurred by him -

          (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

          (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     Section 727 of the Companies Act 1985 of the United Kingdom provides as follows:

"727 - Power of court to grant relief in certain circumstances:

(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it things fit.

(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

  BP Amoco maintains directors' and officers' liability insurance for its directors and officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See the Exhibit Index which is incorporated herein by reference. The Registrant hereby undertakes that it will submit, or has submitted, the BP Savings Plans and any amendments thereto to the Internal Revenue Service ("IRS"), and has made or will make all changes required by the IRS in order to qualify the BP Savings Plans.

Item 9.   Undertakings.

  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section
  15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of each of the Savings Plans annual reports on Form 11-K pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as
expressed  in the Act and is, therefore, unenforceable.   In  the
event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has  been settled by controlling precedent, submit to a court  of
appropriate    jurisdiction    the    question    whether    such
indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   SIGNATURE OF BP AMOCO P.L.C.

     Pursuant to the requirements of the Securities Act of 1933, BP Amoco p.l.c. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on the 26th day of May 1999.

                              BP AMOCO P.L.C.


                              By: /s/ John Browne
                                Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert D. Agdern and Daniel B. Pinkert, his or her true and lawful attorneys-in-fact, each with power of substitution, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on the 26th day of May, 1999.

              Name                             Title


                                  Chief Executive Officer,
/s/ John Browne                   Executive Director
Sir John Browne                   (Principal Executive Officer)

/s/ J. Buchanan                   Chief Financial Officer, Executive Director
Dr. J. Buchanan                   (Principal Financial and Accounting Officer)


/s/ P. D. Sutherland              Co-Chairman
P.D. Sutherland


/s/ H. Laurance Fuller            Co-Chairman
H. Laurance Fuller

                                  Deputy Chairman,
/s/ Ian Prosser                   Non-Executive Director
Sir Ian Prosser


                                  Deputy Chief Executive Officer,
/s/ Rodney Chase                  Executive Director
Rodney Chase


                                  Non-Executive Director
Ruth S. Block


                                  Non-Executive Director
John H. Bryan


                                  Non-Executive Director
Erroll B. Davis, Jr.


                                  Non-Executive Director
Richard J. Ferris


/s/ C. S. Gibson-Smith            Executive Director
Dr. C. S. Gibson-Smith


                                  Non-Executive Director
Charles F. Knight


                                  Non-Executive Director
Floris A. Maljers


                                  Non-Executive Director
Dr. Walter E. Massey


/s/ H. Michael P. Miles           Non-Executive Director
H. Michael P. Miles


/s/ Robin Nicholson               Non-Executive Director
Sir Robin Nicholson


/s/ Richard L. Olver              Executive Director
Richard L. Olver


/s/ Bryan K. Sanderson            Executive Director
Bryan K. Sanderson



                                  Non-Executive Director
Michael H. Wilson


/s/ R. P. Wilson                  Non-Executive Director
R. P. Wilson


/s/ The Lord Wright of Richmond   Non-Executive Director
The Lord Wright of Richmond


/s/ John F. Campbell              Authorized Representative in the United States
John F. Campbell

      SIGNATURE OF THE BP AMERICA CAPITAL ACCUMULATION PLAN

     Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 26, 1999.


                              THE BP AMERICA CAPITAL
                              ACCUMULATION PLAN

                              By: The BP America Capital
                              Accumulation Plan,
                                     Plan Administrator

                              By:  /s/ William E. Boswell
                                   William E. Boswell


                SIGNATURE OF THE DIRECTSAVE PLAN

     Pursuant to the requirement of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 26, 1999.

                              THE DIRECTSAVE PLAN

                              By: The DirectSave Plan, Plan
                              Administrator

                              By:  /s/ William E. Boswell
                                   William E. Boswell


      SIGNATURE OF THE BP AMERICA PARTNERSHIP SAVINGS PLAN

     Pursuant to the requirement of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland State of Ohio, on May 26, 1999.

                              THE BP AMERICA PARTNERSHIP SAVINGS
                              PLAN

                              By: The BP America Partnership
                              Savings Plan,
                                     Plan Administrator

                              By:  /s/ William E. Boswell
                                   William E. Boswell


     SIGNATURE OF THE BP AMERICA SAVINGS AND INVESTMENT PLAN

     Pursuant to the requirement of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 26, 1999.

                              THE BP AMERICA SAVINGS AND
                              INVESTMENT PLAN

                              By: The BP America Savings and
                              Investment Plan,
                                     Plan Administrator

                              By:  /s/ William E. Boswell
                                   William E. Boswell

                          EXHIBIT INDEX

Exhibit No.                      Description
4(a) Memorandum and Articles of Association of BP Amoco as amended to date, incorporated by reference to BP
           Amoco's report on Form 6-K dated January 4, 1999.

4(b)       Amended  and  Restated Deposit Agreement dated  as  of
           December 31, 1998 to Deposit Agreement dated as of February 1, 1970, among BP Amoco, p.l.c., Amoco Corporation, Morgan Guaranty Trust Company of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts, incorporated by reference to Exhibit (a) of post-effective Amendment No. 1 to the Registration Statement on Form F-6 (Reg. No. 333-9566).

4(c)       The BP America Capital Accumulation Plan.

4(d)       The DirectSave Plan.

4(e)       The BP America Partnership Savings Plan.

4(f)       The BP America Savings and Investment Plan.

4(g)       The BP Amoco Share Option Plan

5(a)       Opinion  of  Peter B.P. Bevan, General Counsel  of  BP
           Amoco, as to the validity of the Ordinary Shares being registered.

5(b)       Opinion  of  Robert D. Agdern, General Counsel  of  BP
           America, as to the validity of the plan interests being registered.

23(a)      Consent   of  Ernst  &  Young,  independent  auditors,
           London, England.

23(b)      Consent  of  Ernst  &  Young  LLP, independent auditors,
           Cleveland, Ohio

23(c) Consent of PricewaterhouseCoopers LLP, independent accountants, Chicago, Illinois

23(d)      Consent  of  Peter B.P. Bevan, General Counsel  of  BP
           Amoco (included in Exhibit 5).

23(e)      Consent  of  Robert D. Agdern, General Counsel  of  BP
           America (included in Exhibit 5)

24 Powers of Attorney (included on the signature page hereof).